Exhibit 99.2

McMAHON ASSOCIATES, INC.

AND AFFILIATE

CONSOLIDATED FINANCIAL STATEMENTS

AND SUPPLEMENTAL INFORMATION

YEARS ENDED DECEMBER 31, 2021 (AUDITED)

AND 2020 (UNAUDITED)

McMAHON ASSOCIATES, INC. AND AFFILIATE

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Contents

Page

Independent Auditors’ Report	1 - 2

Consolidated Financial Statements

Balance Sheets	3 - 4

Statements of Income	5

Statements of Retained Earnings	6

Statements of Cash Flows	7

Notes to Financial Statements	8 - 16

Consolidated Supplemental Information

Consolidated Schedules of Reimbursable Expenses	17

Consolidated Schedules of Selling and Administrative Expenses	18

Consolidated Schedules of Income and Expense from Real Estate Partnership	19

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of McMahon Associates, Inc and Affiliate

Fort Washington, Pennsylvania

Opinion

We have audited the consolidated financial statements of McMahon Associates, Inc., and Affiliate (consolidated company) (a state of Pennsylvania Corporation), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated statement of income, retained earnings, and changes in cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the consolidated company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the consolidated company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, which raise substantial doubt about the consolidated company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our

KAYE KENDRICK ENTERPRISES, LLC (A FLORIDA LICENSED CPA FIRM); MAILING ADDRESS: 1606 N. MERIDIAN RD., TALLAHASSEE, FL 32303; T (850)509-5927 U WWW.KAYEKENDRICK.COM; E ADMIN@KAYEKENDRICK.COM

opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the consolidated company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about the consolidated company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Supplemental Information

The supplemental information included in the consolidated schedules of reimbursable expenses, selling and administrative expenses and income and expense from real estate partnership are presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information is the responsibility of management and was derived from, and relates directly to, the underlying accounting and other records used to prepare the financial statements. We are not aware of any material modifications that should be made to the supplementary information. We have not audited the supplementary information and do not express an opinion on such information.

Report on 2020 Financial Statements

The financial statements of the consolidated company as of December 31, 2020, were reviewed by other accountants whose report dated February 4, 2021, stated that based on their procedures, they were not aware of any material modifications that should be made to those financial statements for them to be in accordance with the accounting principles generally accepted in the United States of America.

Kaye Kendrick Enterprises, LLC

Tallahassee, Florida

March 8, 2022

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

ASSETS

	2021	2020
	(Audited)	(Unaudited)
CURRENT ASSETS
Cash	$840,612	$1,619,898
Accounts receivable, trade, net of $151,275 and $140,174 allowance for bad debts, for the years ended 2021 and 2020, respectively	7,676,850	8,357,075
Costs and estimated earnings in excess of billings on uncompleted contracts	150,000	—
Prepaid expenses	364,176	192,865

Total current assets	9,031,638	10,169,838

PROPERTY AND EQUIPMENT
Land and building	4,901,215	4,788,153
Furniture and fixtures	1,249,520	1,225,479
Machinery and equipment	5,849,819	5,450,942
Vehicles	925,584	925,584

	12,926,138	12,390,158
Less accumulated depreciation	8,789,601	8,212,159

	4,136,537	4,177,999

OTHER ASSETS	127,368	419,682

	$13,295,543	$14,767,519

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED BALANCE SHEETS (CONTINUED)

DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	2021	2020
	(Audited)	(Unaudited)
CURRENT LIABILITIES
Paycheck Protection Program (PPP) loan	$—	$3,295,900
Current portion of long-term debt	144,861	166,692
Accounts payable and accrued expenses	2,436,821	2,874,183
Payroll taxes payable	373,890	672,059
Distribution payable	556,430	677,670

Total current liabilities	3,512,002	7,686,504
LONG-TERM DEBT, net of current portion	2,385,802	2,577,417

STOCKHOLDERS’ EQUITY	5,897,804	10,263,921

Common stock
No par value
Authorized and issued - 100,000 shares	1,000	1,000
Additional paid-in capital	197,476	197,476
Retained earnings	7,199,263	4,305,122

	7,397,739	4,503,598

	$13,295,543	$14,767,519

The accompanying notes are an integral part of these financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

	2021 (Audited)		2020 (Unaudited)
	Amount	Percent of Net Revenue	Amount	Percent of Net Revenue
Gross revenue	$33,624,633		$30,628,446
Reimbursable expenses	5,099,347		4,555,815

Net revenue	28,525,286	100.0%	26,072,631	100.0%
Direct labor	9,724,284	34.1	9,204,628	35.3

Gross margin	18,801,002	65.9	16,868,003	64.7
Selling and administrative expenses	18,501,844	64.9	15,980,184	61.3

Earnings from operations	299,158	1.0	887,819	3.4

Other income (expenses)
Non-taxable Payroll Protection
Program (PPP) loan forgiveness	3,295,900	11.6	—	—
Interest expense	(814)	—	(26,854)	(.1)
Interest income	750	—	2,544	—
Net loss from real estate partnership	(853)	—	(54)	—

	3,294,983	11.6	(24,364)	(.1)

Net earnings	$3,594,141	12.6%	$863,455	3.3%

The accompanying notes are an integral part of these financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

	2021 (Audited)	2020 (Unaudited)
Retained earnings, beginning of year	$4,305,122	$4,191,667
Net earning	3,594,141	863,455
Distributions	(700,000)	(750,000)

Retained earnings, end of year	$7,199,263	$4,305,122

The accompanying notes are an integral part of these financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

	2021 (Audited)	2020 (Unaudited)
Cash flows from operating activities
Net earnings	$3,594,141	$863,455

Adjustments to reconcile net earnings to net cash provided by operating activities
Amortization	9,598	9,598
Depreciation	577,442	505,905
Bonuses and distributions to reduce notes receivable	411,599	91,581
Payroll Protection Program (PPP) loan forgiveness	(3,295,900)	—
Changes in assets and liabilities
(Increase) decrease in assets
Accounts receivable	680,225	(1,762,757)
Costs of estimated earnings in excess fo billings on uncompleted contracts	(150,000)	—
Prepaid expenses	(171,311)	(10,840)
Increase (decrease) in liabilities
Accounts payable and accrued expenses	(437,362)	464,286
Payroll taxes payable	(298,169)	672,059
Distributions payable	(121,240)	73,098

Total adjustments	(2,795,118)	42,930

Net cash provided by operating activities	799,023	906,385

Cash flows from investing activities
Purchases of property and equipment	(535,980)	(399,350)
Decrease in deposits, net	13,439	—
Increase in notes receivable	(142,322)	(186,004)

Net cash used in investing activities	(664,863)	(585,354)

Cash flows from financing activities
Line of credit repayments, net	—	(1,102,487)
Paycheck Protection Program (PPP) loan	—	3,295,900
Repayment of long-term debt	(213,446)	(166,476)
Distributions	(700,000)	(750,000)

Net cash provided by (used in) financing activities	(913,446)	1,276,937

Net increase (decrease) in cash	(779,286)	1,597,968
Cash, beginning of year	1,619,898	21,930

Cash, end of year	$840,612	$1,619,898

Supplemental disclosure of cash flow information Cash paid during the year for interest	$126,849	$164,608

The accompanying notes are an integral part of these financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 1	Summary of Significant Accounting Policies

Nature of Business

McMahon Associates, Inc. (the “Company”) is a professional engineering firm offering services in the disciplines of transportation engineering and design, traffic engineering and transportation planning.

425 Associates, L.P. owns real estate in Fort Washington, Pennsylvania and leases space to three tenants (see Note 6).

Principles of Consolidation

The consolidated financial statements include the accounts of McMahon Associates, Inc. (“MCM”) (an S-corporation) and 425 Associates, L.P. (“425, L.P.”) (A Pennsylvania Limited Partnership). Joseph Desantis is a 1% general partner, the remaining 99% of 425, L.P. is owned by MCM. All significant intercompany transactions have been disclosed, and have been eliminated upon consolidation.

Trade Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollected amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line and accelerated methods over the estimated useful lives of the assets.

Revenue Recognition

Adoption of New Accounting Standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 201409, “Revenue from Contracts with Customers (Topic 606)”. The ASU and all subsequently issued clarifying ASUs replaced most existing revenue recognition guidance in U.S. GAAP. The ASU also required expanded disclosures relating to the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the new standard effective January 1, 2021, the first day of the Company’s fiscal year using the modified retrospective approach. As part of the adoption of the ASU, the Company elected the following transition practical expedients: (I) to reflect the

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 1	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Adoption of New Accounting Standard (Continued)

aggregate of all contract modifications that occurred prior to the date of initial application when identifying satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price; and (ii) to apply the standard only to contracts that are not completed at the initial date of application. Because contract modifications are minimal, there is not a significant impact as a result of electing these practical expedients.

The adoption did not result in significant changes to beginning retained earnings as of January 1, 2021, and no adjustment was made. The impact of applying this ASU for the year ended December 31, 2021 primarily resulted in an increase in “Costs and estimated earnings in excess of billings on uncompleted contracts” driven by the difference in contract amount earned using cost-to cost method as compared to the amount billed.

Revenue is primarily derived from long-term engineering contracts. The Company determines revenue recognition by applying the following steps:

a.	Identify the contract with a customer;

b.	Identify the performance obligations in the contract;

c.	Determine the transaction price;

d.	Allocate the transaction price to the performance obligations; and

e.	Recognize revenue as the performance obligations are satisfied.

The Company has elected as a practical expedient the accounting policy under which it excludes from the transaction price taxes it collects (when applicable) from its non-exempt customers that were assessed by a government authority. The Company therefore reports contract revenue net of sales tax.

When multiple contracts are entered into under a single master agreement, management reviews the contracts to determine whether (a) the contracts are negotiated as a package with a single commercial objective, (b) the amount of consideration paid in one contract depends on the price or performance in another

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 1	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

contract, and (c) the goods or services promised in the contracts are a single performance obligation. If one of these three conditions is met, the contracts are combined and accounted for as a single contract.

When a contract has multiple performance obligations, the transaction price is allocated to each performance obligation based on estimated relative standalone selling prices of the goods or services at the inception of the contract. In most cases, the Company does not sell the distinct good or service on a standalone basis and instead uses its best estimate of the standalone selling price of each distinct good or service in the contract. The primary method used to estimate standalone selling price is the expected-cost-plus-a-margin approach, under which the Company forecasts expected costs of satisfying a performance obligation and then add an appropriate margin. Most engineering contracts that the Company enters into are determined to have one performance obligation.

The Company has concluded that performance obligations related to engineering contracts are satisfied over time because the Company’s performance typically creates or enhances an asset that the customer controls as the asset is created or enhanced.

Revenues are generally billed and recognized based upon the terms of the contract and stage of completion of the services to be performed. That method is used because management considers stage of completion to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating stage of completion of the services to be performed, it is at least reasonably possible that the estimates used will change within the near term.

Contract costs include all direct labor costs and those indirect costs related to contract performance, such as indirect labor, insurance, and depreciation. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. No losses were anticipated on any of the jobs in process at December 31, 2021 or 2020.

Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenue income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenue when their realization is reasonably assured. These elements are considered variable consideration.

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 1	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The Company estimates the amount of variable consideration at the most likely amount expected to be received. These estimates take into consideration the Company’s assessment of legal enforceability, anticipated performance, and any other information (historical, current, and/or forecasted) that is reasonably available to the Company.

The Company generally provides limited assurance-type warranties for work performed under its engineering contracts. The warranty periods typically extend for a limited duration following substantial completion of the Company’s work on a project. Historically, warranty claims have not resulted in material costs incurred. The Company does not consider these warranties to be separate performance obligations.

The contract asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenue recognized in excess of amounts billed.

The contract liability represents billings in excess of revenue recognized and is included in “accounts payable and accrued expenses” as of December 31, 2021 and 2020 in the amount of $328,117 and $1,053,680, respectively.

Income Taxes

The Company is an S-corporation for federal and state income tax purposes. Consequently, taxable income flows through and is taxed to the stockholders on their individual tax returns. Accordingly, no provision for federal or state income taxes is included in the accompanying financial statements.

The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (ASC) 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740-10”). ASC 740-10 prescribes guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in financial statements. ASC 740-10 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. Management has analyzed the Company’s tax positions taken on federal and state income tax returns for all open tax years and has concluded that as of December 31, 2021, no provision for income tax would be required in the Company’s financial statements. The Company’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 1	Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. While actual results could differ from these estimates, management believes that the estimates are reasonable.

Valuation of Long-Lived Assets

The Company continually evaluates whether events or circumstances have occurred that indicated that the remaining useful lives of its long-lived assets, including property and equipment, should be revised or that the remaining balance of such assets may not be recoverable using objective methodologies. Such methodologies include evaluations based on the cash flows generated by the underlying assets or other determinants of fair value. As of December 31, 2021, management believes that no revisions to the remaining lives or write-downs of deferred charges are required.

Advertising Costs

Advertising costs are charged to operations in the year incurred and totaled $201,992 and $165,035 in 2021 and 2020, respectively.

New Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), and subsequently amended in ASU 2019-10 and 2020-05. The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases, which sets out the principles for the recognition, measurement, presentation, and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases, based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or a straight-line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases, and operating leases. The new standard is effective for privately held companies for fiscal years beginning after December 15, 2021, including interim periods within fiscal years beginning after December 15, 2022. The Company will be evaluating the impact of this guidance on the financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 2	Cash and Cash Equivalents / Concentration of Credit Risk

Cash and Cash Equivalents

Management considers all short-term debt securities with original maturities of less than 90 days to be cash equivalents.

Financial Instruments and Credit Risk

The Company manages deposit concentration risk by placing cash and money market accounts with financial institutions believed by the Company to be creditworthy. At times, amounts on deposit may exceed insured limits or include uninsured investments in money market mutual funds. To date, the Company has not experienced losses in any of these accounts.

Note 3	Other Assets

Other assets consist of the following:

	2021	2020
	(Audited)	(Unaudited)
Notes receivable, stockholders	$4,869	$274,146

Deposits	85,856	99,295

Loan fees	95,973	95,973
Less accumulated amortization	(59,330)	(49,732)

Net loan fees	36,643	46,241

Organization costs	54,108	54,108
Less accumulated amortization	(54,108)	(54,108)

Net organization costs	—	—

	$127,368	$419,682

Note 4	Note Payable

The Company has available a $4,000,000 line of credit bearing interest at the 30 day Libor plus 250 bps with a Libor floor of 75 bps. The interest rate was 3.25% at December 31, 2021. The loan is collateralized by substantially all of the assets of the Company.

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 5	Long-Term Debt

Long-term debt consists of the following:

	2021	2020
	(Audited)	(Unaudited)
Mortgage note payable in monthly installments of $21,978 including interest at 4.84%. Final payment due November 2024. The note is collateralized by real estate owned by 425 Associates, LP. The note is also guaranteed by McMahon Associates, Inc. The Company expects to continue the note under the same terms and conditions. The presentation of annual aggregate maturities reflects this expectation.	$2,530,663	$2,666,578
Various notes payable, collateralized by transportation equipment.	—	77,531

	2,530,663	2,744,109
Less current portion	144,861	166,692

	$2,385,802	$2,577,417

Aggregate annual maturities are as follows:

Years Ending December 31,	Amount
2022	$144,861
2023	152,030
2024	159,555
2025	167,451
2026	175,737
Thereafter	1,731,029

$2,530,663

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 6	Commitments

The Company leases various office facilities and equipment under noncancellable leases. The future minimum annual lease payments are as follows:

Years Ending December 31,	Amount
2022	$1,147,277
2023	883,751
2024	665,604
2025	261,700
2026	261,727

$3,220,059

Total rental expenses under the noncancellable operating leases were as follows:

	2021	2020
	(Audited)	(Unaudited)
Equipment	$104,204	$113,189
Property	1,177,212	1,136,102

	$1,281,416	$1,249,291

See Note 7 for related party transactions.

Note 7	Related Party Transactions

The Company paid $291,190 to it’s affiliate for rent during 2021 and 2020.

The Company also received $20,000 and $48,000 in a management fee from 425 Associates, LP for the years ended December 31, 2021 and 2020, respectively. The management fee was used to offset rent under general and administrative fees for the years ended December 31, 2021 and 2020, respectively.

Note 8	Retirement Plan

The Company has a 401(k) plan covering substantially all employees. The maximum allowable employee contribution is based upon applicable Internal Revenue Service regulations. Employer contributions are funded annually and are at the sole discretion of the Board of Directors. Contributions for the years ended December 31, 2021 and 2020 were $391,279 and $378,448, respectively.

McMAHON ASSOCIATES, INC. AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2021 (AUDITED) AND 2020 (UNAUDITED)

Note 9	Paycheck Protection Program Loan

In March 2020, the Covid-19 pandemic struck the United States and the entire world. In response to the health crisis that followed, the US government passed legislation to enable businesses to borrow funds to sustain their business and employees. The legislation included the ability to have these loans forgiven, if the funds were utilized to pay employees, rent and utilities to enable companies to stay in business during the pandemic. The Company borrowed $3,295,900 in 2020 through this program. The loan was forgiven in 2021.

Note 10	Payroll Taxes Payable

The Coronavirus Aid, Relief and Economic Security Act (CARES Act) allows employers to defer the deposit and payment of the employer’s share of Social Security taxes. Under sections 2302(a)(1) and (a)(2) of the CARES Act, employers may defer deposits of the employer’s share of Social Security tax due during the “payroll tax deferral period” and payments of the tax imposed on wages paid during that period. The payroll tax deferral period begins on March 27, 2020 and ends December 31, 2020. The Company has used this provision to defer $672,059 in payroll taxes. The Company has paid back $298,169. The remaining balance of $373,890 will be repaid by December 31, 2022. Under current law, these taxes are due to be repaid by December 31, 2022.

Note 11	Evaluation of Subsequent Events

Management has evaluated subsequent events through March 8, 2022, the date on which the financial statements were available to be issued.

SUPPLEMENTAL INFORMATION

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED SCHEDULES OF REIMBURSABLE EXPENSES (UNAUDITED)

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Automobiles	$76,170	$62,648
Consultants	4,438,704	4,163,928
Graphics/reproductions	2,494	15,944
Other	581,979	313,295

	$5,099,347	$4,555,815

The accompanying notes are an integral part of these financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED SCHEDULES OF SELLING AND

ADMINISTRATIVE EXPENSES (UNAUDITED)

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021		2020
		Percent of Net		Percent of Net
	Amount	Revenue	Amount	Revenue
Indirect labor	$9,307,726	32.6%	$8,220,150	31.5%
Bonuses	1,683,575	5.9	528,662	2.0
Payroll taxes	1,381,292	4.8	1,237,763	4.8
Advertising and marketing	201,992	.7	165,035	.6
Bad debts	60,000	.2	90,000	.3
Data processing	428,770	1.5	510,143	2.0
Depreciation	461,749	1.6	386,276	1.5
Education and seminars	77,919	.3	54,385	.2
Employee benefits	1,623,970	5.7	1,808,640	6.9
Employee recruiting	69,855	.3	41,010	.2
Equipment rental	104,204	.4	113,189	.4
Insurance	312,520	1.1	372,611	1.4
Meals and lodging	99,483	.4	64,388	.2
Office supplies and expense	211,698	.7	187,928	.7
Postage and delivery	18,129	.1	18,136	.1
Printing and reproductions	5,158	—	4,816	—
Professional fees	377,723	1.3	214,933	.8
Professional registration and dues	103,689	.4	76,320	.3
Rent	1,177,212	4.1	1,136,102	4.4
Repairs and maintenance	12,071	—	26,681	.1
Retirement plan	391,279	1.4	378,448	1.5
Taxes, other than income	33,393	.1	39,133	.2
Telephone	162,607	.6	159,654	.6
Travel and entertainment	149,725	.5	121,455	.5
Utilities	55,357	.2	47,167	.2
Reimbursements	(9,252)	—	(22,841)	(.1)

	$18,501,844	64.9%	$15,980,184	61.3%

The accompanying notes are an integral part of these financial statements.

McMAHON ASSOCIATES, INC. AND AFFILIATE

CONSOLIDATED SCHEDULES OF INCOME AND EXPENSE FROM

REAL ESTATE PARTNERSHIP (UNAUDITED)

YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Rental income	$535,013	$523,940

Expenses
Amortization	9,598	9,598
Commissions	4,632	2,049
Depreciation	115,693	119,629
Insurance	14,529	13,603
Interest expense, net of income	125,675	134,692
Maintenance	124,735	85,745
Management fees to related party	20,000	48,000
Professional fees	8,260	1,080
Taxes, other than income	106,878	104,162
Utilities	5,866	5,436

	535,866	523,994

Net loss	($853)	($54)

The accompanying notes are an integral part of these financial statements.